UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2017

JACOBS ENGINEERING GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Bryan Street, Suite 1200, Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

(214) 583-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 15, 2017, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 1, 2017, by and among Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs” or the “Company”), CH2M HILL Companies, Ltd., a Delaware corporation (“CH2M”), and Basketball Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Jacobs (“Merger Sub”), CH2M merged with and into Merger Sub, with CH2M continuing as the surviving company (the “Merger”). As a result of the Merger, CH2M became a direct, wholly-owned subsidiary of Jacobs.

At the effective time of the Merger (the “Effective Time”), each share of CH2M common stock issued and outstanding immediately prior to the Effective Time (including shares of CH2M preferred stock deemed converted to shares of common stock immediately prior to the Effective Time but excluding shares of CH2M common stock owned by (i) Jacobs, CH2M or any of their wholly-owned subsidiaries and (ii) any person who was entitled to and properly demanded statutory appraisal of his, her or its shares of CH2M common stock under Delaware law) received per share consideration, at the election of the holder thereof, equal to (i) a combination of $52.85 in cash and 0.6677 shares of Jacobs common stock, (ii) $88.08 in cash or (iii) 1.6693 shares of Jacobs common stock. Each outstanding share of CH2M preferred stock was deemed converted into shares of CH2M common stock in accordance with the Certificate of Designation for such preferred stock, and such shares were also automatically converted into the right to receive, at the election of the holder thereof, the same merger consideration.

The aggregate consideration paid in the Merger in exchange for CH2M common stock (including CH2M preferred stock deemed converted to shares of common stock immediately prior to the Effective Time) is equal to approximately $1,644,214,180 in cash and 20,767,577 shares of Jacobs common stock, which takes into account rounding described in the Merger Agreement and cash in lieu of fractional shares. Based on the final results of CH2M stockholder elections, the stock consideration is oversubscribed. Accordingly, CH2M stockholders who validly elected to receive the stock consideration will receive approximately $41.52 in cash and 0.8824 shares of Jacobs common stock, subject to rounding described in the Merger Agreement and cash in lieu of fractional shares each of which may result in variances on a holder-by-holder basis.

Immediately prior to the Effective Time, the outstanding equity awards of CH2M were treated as follows:

•	Other than Assumed Restricted Stock Units and Assumed Performance Stock Units (each as defined below), each outstanding option, restricted stock unit, phantom stock award or other equity or equity-based award in respect of CH2M common stock (collectively, “CH2M Accelerated Equity Awards”) vested (treating any performance-based vesting condition as having been attained at “target”). CH2M Accelerated Equity Awards (other than outstanding shares subject to a right of repurchase in favor of CH2M or risk of forfeiture (“Restricted Shares”)) were cancelled in exchange for a cash payment determined in accordance with the terms of the Merger Agreement.

•	Each Restricted Share vested and was converted into the right to receive, at the election of the holder thereof, the merger consideration described above with respect to each outstanding share of CH2M common stock.

•	Each restricted stock unit granted under CH2M’s Amended and Restated Long-Term Incentive Plan after February 28, 2017 and held by an employee of CH2M who will continue to be employed by Jacobs after the closing of the Merger (a “Continuing Employee”) (each, an “Assumed Restricted Stock Unit”) was converted into a restricted stock unit in respect of Jacobs common stock based on the exchange ratio set forth in the Merger Agreement on the same terms and conditions (including applicable vesting requirements) under the Amended and Restated Long-Term Incentive Plan and award agreement evidencing such Assumed Restricted Stock Unit.

•

Each performance stock unit granted under CH2M’s Amended and Restated Long-Term Incentive Plan after February 28, 2017 and held by a Continuing Employee (each, an “Assumed Performance Stock Unit”) was converted into a restricted stock unit in respect of Jacobs common stock based on the exchange ratio set forth in the Merger Agreement, with all applicable performance goals deemed achieved at “target”, in accordance with the terms of the Amended and Restated Long-Term Incentive Plan and award agreement evidencing such Assumed Performance Stock Unit (and will vest in substantially equal installments on each of the first three anniversaries of the original date of grant, subject to accelerated vesting, if any, provided in the Amended and Restated Long-Term Incentive Plan or award agreement evidencing such Assumed Performance Stock Unit).

No fractional shares of Jacobs common stock were issued in the Merger, and stockholders of CH2M common stock converted in the Merger will receive cash in lieu of any fractional shares (after aggregating all shares delivered by each such stockholder pursuant to the Merger).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2017 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on September 28, 2017, the Company entered into (x) a $1.5 billion senior unsecured delayed draw term loan facility (the “Term Loan Facility”) with a syndicate of financial institutions as lenders and letter of credit issuers and BNP Paribas as administrative agent, TD Bank, N.A. and U.S. Bank National Association as co-documentation agents, BNP Paribas Securities Corp., The Bank of Nova Scotia and Wells Fargo Securities, LLC as joint book runners and joint arrangers and (y) a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) among the Company, the designated borrowers specified therein, the lenders party thereto and Bank of America, N.A., as administrative agent.

On December 15, 2017, the Company borrowed $1.5 billion of delayed draw term loans under the Term Loan Facility and $400 million of revolving loans under the Amended and Restated Credit Agreement in order to finance a portion of the cash component of the merger consideration, the repayment of CH2M’s outstanding indebtedness and other transaction expenses. In addition, the Company borrowed $300 million of revolving loans under the Amended and Restated Credit Agreement, which it expects to use to pay related transaction fees and for general working capital purposes. The Term Loan Facility has been previously filed with, and is described in, Jacobs’s Current Report on Form 8-K dated September 28, 2017. The Amended and Restated Credit Agreement has been previously filed with, and is described in, Jacobs’s Current Reports on Form 8-K dated February 11, 2014, March 4, 2015 and September 28, 2017.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Amended and Restated Credit Agreement, which is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2017 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, pursuant to the terms of the Merger Agreement, the Company’s Board of Directors (the “Board”) amended the Amended and Restated Bylaws (as defined below) to increase the size of the Board to eleven (11) and elected the following former CH2M director to serve as a director of the Company to fill such newly created vacancy: Barry L. Williams. Mr. Williams’ appointment to the Board takes effect December 18, 2017 and will serve for an initial term that will expire at the 2019 annual meeting of the Company’s stockholders. The Board has determined that Mr. Williams is “independent” under the corporate governance standards of the New York Stock Exchange.

It is expected that Mr. Williams will serve on at least one committee of the Board, which has yet to be determined.

In connection with his election, Mr. Williams will receive the standard, annual compensation for the Company’s non-management directors, which is described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on December 7, 2017.

Other than the terms of the Merger Agreement, there were no understandings or other agreements or arrangements pursuant to which Mr. Williams was appointed as a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2017, the Board amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to amend Article III, Section 2 thereof to increase the authorized number of directors from ten to eleven. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01	Other Events.

On December 18, 2017, the Company issued a press release announcing the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The historical audited balance sheets of CH2M as of December 30, 2016 and December 25, 2015 and the related audited statements of operations, statements of comprehensive income (loss), statement of stockholders’ equity and statements of cash flows for the three year period ended December 30, 2016, together with the notes thereto and the independent auditor’s report thereon were previously filed in the Company’s Registration Statement on Form S-4 dated September 19, 2017, as amended. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not additionally reported herein.

The historical unaudited balance sheet of CH2M as of September 30, 2017 and the related unaudited statements of operations, statements of comprehensive income (loss) and statements of cash flows for the nine months ended September 30, 2017 and September 30 2016, together with the notes thereto, in each case, required by Item 9.01(a) of Form 8-K were previously filed in CH2M’s Form 10-Q dated November 13, 2017. Pursuant to General Instruction B.3 of Form 8-K, such financial statements are not additionally reported herein.

(b)	Pro Forma Financial Information.

To the extent required, the Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days following the date this Report is required to be filed.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Amended and Restated Bylaws of Jacobs Engineering Group Inc., dated December 18, 2017

99.1	Press Release of Jacobs Engineering Group Inc., dated December 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: December 18, 2017	By:	/s/ Kevin C. Berryman
Kevin C. Berryman
Executive Vice President and Chief Financial Officer